N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items
72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Institutional Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class I		18,859,802	0.00		7,710,047,742	1.00
Class AD	74,851		0.00		33,256,830	1.00
Class IN	89,178		0.00		50,696,505	1.00
Class IS	2,446,889	0.00 		1,802,157,130	1.00
Class P		23,317		0.00		39,222,393	1.00


Evergreen Institutional Municipal Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class I		21,103,972	0.0		6,631,417,402	1.00
Class AD	238,759		0.0		104,220,266	1.00
Class IN	284,286		0.0		78,097,214	1.00
Class IS	1,583,338	0.0		730,173,931	1.00
Class P		4,754		0.0		3,594,537	1.00


Evergreen Institutional Treasury Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class I		5,339,098	0.00		4,835,863,801	1.00
Class AD	4,549		0.00		242,746		1.00
Class IN	50,982		0.00		101,559,773	1.00
Class IS	195,553		0.00		1,059,826,008	1.00
Class P		5,451		0.00		50,810,176	1.00



Evergreen Institutional U.S. Government Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV


Class I		3,410,389	0.00		1,969,057,927	1.00
Class IN	53,274		0.00		30,962,370	1.00
Class IS	46,263		0.00		109,028,421	1.00
Class P		12,961		0.00		55,617,646	1.00


Evergreen Prime Cash Management Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class I		9,943,010	 0.00		4,262,101,373	1.00
Class AD	1	 	 0.00		1,000		1.00
Class IN	11,555 	 	 0.00		6,368,856	1.00
Class IS	440,960 	 0.00		393,771,380	1.00
Class P		14,307   	 0.00		39,304,669	1.00